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                                                                     EXHIBIT (i)
                               FAEGRE & BENSON LLP
                               2200 NORWEST CENTER
                             90 SOUTH SEVENTH STREET
                          MINNEAPOLIS, MINNESOTA 55402


American Eagle Funds, Inc.
1550 Utica Avenue South, Suite 950
Minneapolis, Minnesota 55416

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form N-1A (File
Nos: ______ and ______) (the "Registration Statement") which you have filed with the Securities and Exchange Commission for the purposes of registering American Eagle Funds, Inc. (the "Company") as an open-end management investment company pursuant to the Investment Company Act of 1940, as amended, and of registering for sale by the Company an indefinite number of the Company's common shares, par value $.01 per share, pursuant to the Securities Act of 1933, as amended. This opinion relates solely to the Company's Series A common shares and Series B common shares (collectively, the "Shares").

          We are familiar with the proceedings to date with respect to the proposed sale by the Company of the Shares, and have examined such records, documents and matters of law, and have satisfied ourselves as to such matters of fact, as we consider relevant for the purposes of this opinion.

          We are of the opinion that:

                    (a) The Company is a legally organized corporation under Minnesota law; and

                    (b) The Shares to be sold by the Company will be legally issued, fully paid and nonassessable, if and when issued and sold upon the terms and in the manner set forth in the Registration Statement.

          We consent to the reference to this firm under the caption "Counsel and Auditors" in the Statement of Additional Information contained in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

Dated:  __________, 1999

                                                      Very truly yours,

                                                      /s/  Faegre & Benson LLP

                                                      Faegre & Benson LLP